EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2005, except for note 20, as to which the date is June 20, 2005, appearing in the Annual Report on Form 20-F of AIXTRON AG for the year ended December 31, 2004.


/s/ Deloitte & Touche GmbH
    Wirtschaftsprufungsgesellschaft
-----------------------------------
Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

Hanover, Germany

May 10, 2006